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Fulton Financial Corporation To Enhance Credit Card Services

(April 18) -- Lancaster, PA -- Fulton Financial Corporation (NASDAQ: FULT) today announced that it has entered into a definitive agreement with U. S. Bank National Association ND, d/b/a Elan Financial Services ("Elan"), to significantly enhance the credit card services it provides to customers of its affiliate banks. Under the provisions of the agreement, Fulton will sell its credit card portfolio, with a current outstanding balance of approximately $85 million, to Elan. The transaction is expected to close within 45 days.

Under the terms of its agreement with Elan, Fulton will continue to sell and support credit card products and services through its affiliate bank branches and the credit cards will continue to be issued under the name of each of the corporation's 10 banks. The sale component of the transaction is expected to result in a 2008 pre-tax gain of approximately $10 million. The actual gain will depend on the balance of the portfolio on the sale date, among other factors.

R. Scott Smith, Jr., chairman, chief executive officer and president of Fulton Financial Corporation, described the agreement, saying, "This arrangement will create value for our customers and our shareholders. For investors, the transaction will be accretive to earnings not only in the first year, but also in the future, with significant additional revenue being generated by our joint marketing initiatives. For customers, this partnership will provide them with more personally tailored card features and benefits. They will continue to receive the high-touch personal service that they have come to expect from their relationships with our family of community banks."

Under the agreement, Fulton will be able to expand its overall credit card customer base by offering a more competitive product line to both existing and new markets. The enhanced product menu will include both a cash-back rewards program as well as a card specifically designed for the student market. The agreement includes strong marketing support from Elan. Fulton expects the transaction to be completed in the second quarter of 2008.

Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company with over 3,900 employees and which operates more than 265 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; and The Columbia Bank, Columbia, MD.

The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

Residential mortgage lending is offered by all banks through Fulton Mortgage Company.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Safe Harbor Statement:

This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as "believes," "expects," "anticipates" or similar expressions are used in this release, the Corporation is making forward-looking statements.

Such forward-looking statements reflect the Corporation's current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.

Many factors could affect future financial results including, without limitation, acquisition and growth strategies, market risk, the effect of competition and interest rates on net interest margin and net interest income, investment strategy and income growth, investment securities gains, other-than-temporary impairment of investment securities, deposit and loan growth, asset quality, balances of risk-sensitive assets to risk-sensitive liabilities, employee benefits and other expenses, amortization of intangible assets, goodwill impairment, capital and liquidity strategies and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations ---- Forward-Looking Statements" set forth in the Corporation's filings with the Securities and Exchange Commission.

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2008